FOR IMMEDIATE RELEASE
Lear Contacts:
Marianne Vidershain
(248) 447-5541

Tim Brumbaugh
(248) 447-1329

Lear Reports Fourth Quarter and Full Year 2025 Results

SOUTHFIELD, Mich., February 4, 2026 -- Lear Corporation (NYSE: LEA), a global automotive technology leader in Seating and E-Systems, today reported results for the fourth quarter and full year 2025 and provided its financial outlook for the full year 2026.

Fourth Quarter 2025 Highlights
•Delivered revenue of $6.0 billion in the fourth quarter, an increase of 5%, compared to $5.7 billion in the fourth quarter of 2024
•Net income of $83 million and adjusted net income of $179 million, compared to $88 million and $161 million, respectively, in the fourth quarter of 2024
•Core operating earnings of $259 million, compared to $258 million in the fourth quarter of 2024
•Earnings per share of $1.58 and adjusted earnings per share of $3.41, compared to $1.61 and $2.94, respectively, in the fourth quarter of 2024
•Net cash provided by operating activities of $476 million and free cash flow of $281 million, compared to $681 million and $489 million, respectively, in the fourth quarter of 2024
•Delivered positive operating performance, generating ≈15 basis points in Seating and ≈120 basis points in E-Systems
•Repurchased $175 million of shares and paid $39 million in dividends
•Awarded complete seat assembly on a major truck program from an American automaker, Lear’s largest conquest award in history
•Lear will be supporting General Motors as the supplier of complete seats for Orion Assembly, building on our strong track record as the seating supplier for GM’s full-size pickups and SUVs
•Awarded several complete seat programs with key Chinese domestic automakers, including Changan, Dongfeng and Leapmotor, and a thermal comfort program with BYD
•Awarded nine wire and several electronics and connection systems programs, including with key Chinese domestic automakers BAIC, Geely and SAIC in Asia and the VW Group in Europe and South America
•Completed the first cohort of the Lear Fellowship program with Palantir, the first of its kind, to accelerate our digital and AI capabilities

(more)

Full Year 2025 Highlights
•Delivered revenue of $23.3 billion in 2025, flat compared to 2024
•Net income of $437 million and adjusted net income of $686 million, compared to $507 million and $713 million, respectively, for the full year 2024
•Core operating earnings of $1,062 million, compared to $1,096 million for the full year 2024
•Earnings per share of $8.15 and adjusted earnings per share of $12.80, compared to $8.97 and $12.62, respectively, for the full year 2024
•Increased adjusted earnings per share for the fifth consecutive year
•Net cash provided by operating activities of $1,089 million and free cash flow of $527 million, compared to $1,120 million and $561 million, respectively, for 2024
•Repurchased $325 million of shares and paid $165 million in dividends
•Cash and cash equivalents at year-end of $1.0 billion and total liquidity of $3.0 billion
•Delivered record operating performance of ≈$195 million, generating ≈60 basis points in Seating and ≈110 basis points in E-Systems
•Secured ≈$1.4 billion of E-Systems business awards, the largest annual total in over a decade
•Obtained operating control of two joint ventures in China, which support several programs for BYD and Seres
•Achieved seven top-four finishes in the J.D. Power 2025 U.S. Seat Quality and Satisfaction StudySM — more than any other seating competitor for the third consecutive year
•Received a record 11 quality awards in E-Systems, demonstrating the success of our multi-year operational efficiency and quality improvement initiatives across our manufacturing facilities
•Won a 2025 Automotive News PACE award for our innovative Zone Control Module featuring a highly configurable software solution
•Acquired StoneShield Engineering to enhance our IDEA by LearTM advanced automation capabilities, improving our wire harness production efficiency in E-Systems

“Despite lower volume in our two key markets, Lear finished 2025 with significant momentum, delivering record operating performance and our fifth consecutive year of adjusted earnings per share growth while securing approximately $1.4 billion of E-Systems business awards and the largest seating conquest award in our history, positioning us for sustained future growth,” said Ray Scott, Lear’s President and Chief Executive Officer. “In 2026, our expanded automation and AI leadership, combined with cost savings from restructuring actions, will be catalysts for margin expansion in both segments. Our strong cash generation outlook and healthy balance sheet enables us to continue delivering enhanced returns to our investors through share repurchases and dividends.”

Fourth Quarter Financial Results
(in millions, except per share amounts)

	2025	2024
Reported
Sales	$5,988.6	$5,714.6
Net income	$82.7	$88.1
Earnings per share	$1.58	$1.61

Adjusted (1)
Core operating earnings	$258.6	$257.7
Adjusted net income	$179.2	$161.0
Adjusted earnings per share	$3.41	$2.94

In the fourth quarter, global vehicle production was up 1% compared to a year ago, with North America flat, Europe down 2% and China up 2%. Global vehicle production was up 1% on a Lear sales-weighted basis(2).

Sales in the fourth quarter were $6.0 billion, up 5% year-over-year. Excluding the impact of commodities, foreign exchange, tariff recoveries, and acquisitions and divestitures, sales were up 2%, reflecting the addition of new business in both of our business segments and the impact from commercial recoveries, partially offset by lower production on key Lear platforms.

Core operating earnings were $259 million, or 4.3% of sales, as compared to $258 million, or 4.5% of sales, in 2024. Earnings were impacted by positive operating performance and the addition of new business, offset by lower production on key Lear platforms.

In the Seating segment, margins and adjusted margins were 4.8% and 6.0% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 2.2% and 5.3% of sales, respectively.

Net income was $83 million, as compared to $88 million in 2024. Adjusted net income was $179 million, as compared to $161 million in 2024.

Earnings per share were $1.58 and adjusted earnings per share were $3.41, as compared to $1.61 and $2.94, respectively, a year ago, reflecting the lower share count and lower effective tax rate.

In the fourth quarter of 2025, net cash from operating activities was $476 million, and free cash flow(1) was $281 million.

Full Year Financial Results
(in millions, except per share amounts)

	2025	2024
Reported
Sales	$23,259.1	$23,306.0
Net income	$436.8	$506.6
Earnings per share	$8.15	$8.97

Adjusted (1)
Core operating earnings	$1,061.9	$1,096.1
Adjusted net income	$686.1	$712.8
Adjusted earnings per share	$12.80	$12.62

For the full year 2025, global vehicle production increased 4% compared to a year ago, with North America down 1%, Europe down 1% and China up 10%. Global vehicle production increased 1% on a Lear sales-weighted basis(2).

Sales for the full year were $23.3 billion, flat year-over-year. Excluding the impact of commodities, foreign exchange, tariff recoveries, and acquisitions and divestitures, sales were down 2%, reflecting lower production on key Lear platforms and the winddown of our non-core products, partially offset by the addition of new business in both of our business segments and the impact from commercial recoveries.

Core operating earnings were $1,062 million, or 4.6% of sales, as compared to $1,096 million, or 4.7% of sales, in 2024. Earnings were impacted by lower production on key Lear platforms and the winddown of our non-core products, partially offset by positive operating performance and the addition of new business.

In the Seating segment, margins and adjusted margins were 5.5% and 6.4% of sales, respectively. In the E-Systems segment, margins and adjusted margins were 3.1% and 4.9% of sales, respectively.

Earnings per share were $8.15, as compared to $8.97 in 2024. Adjusted earnings per share were $12.80, as compared to $12.62 in 2024, reflecting the lower share count.

For the full year of 2025, net cash provided by operating activities was $1,089 million, and free cash flow(1) was $527 million.

(1) For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

(2) The global and regional production changes are based on S&P Global estimates. The production change on a Lear sales-weighted basis is calculated using Lear’s prior year regional sales mix and fourth quarter fiscal calendar. Management believes this provides a more meaningful comparison of the Company’s global revenue growth relative to global vehicle production.

Share Repurchase Program
During the fourth quarter of 2025, Lear repurchased 1,632,456 shares of our common stock for a total of $175 million. At the end of the fourth quarter, we had a remaining share repurchase authorization of approximately $775 million, which reflects approximately 13% of our total market capitalization at current market prices.

Since initiating the share repurchase program in 2011, we have repurchased 62.2 million shares of our common stock for a total of $5.9 billion at an average price of $95.01 per share. This represents a reduction of approximately 59% of our shares outstanding since the time we began the program.

2026-2027 Sales Backlog
The consolidated two-year 2026-2027 core sales backlog is $1.325 billion and will drive continued global revenue growth and sales diversification. The core sales backlog excludes the impact of non-core products winding down in our E-Systems segment.

2026 Financial Outlook
At the midpoint of our guidance range, we have assumed that global industry production will be 1% lower than in 2025 on a Lear sales-weighted basis. The industry volume assumptions underlying our 2026 financial outlook are derived from several sources, including internal estimates, customer production schedules and the most recent S&P Global Mobility production estimates for our vehicle platforms.

Our outlook excludes any future impact of potential changes to tariffs or Company and industry-wide production disruptions.

Our 2026 financial outlook is summarized below:

Full Year 2026 Financial Outlook
Net Sales	$23,210 million - $24,010 million
Core Operating Earnings	$1,030 million - $1,200 million
Adjusted EBITDA	$1,650 million - $1,820 million
Restructuring Costs	≈$175 million
Operating Cash Flow	$1,210 million - $1,310 million
Capital Spending	≈$660 million
Free Cash Flow	$550 million - $650 million

The financial outlook is based on a full year average exchange rate of $1.16/Euro and 7.10 RMB/$.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with GAAP because to do so would be potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Fourth Quarter and Full Year 2025 Conference Call and Webcast Information
A conference call and webcast will be held to discuss Lear’s fourth quarter and full year 2025 financial results and related matters on February 4, 2026, at 9:00 a.m. EST. The webcast link for the conference call will be available through Lear’s investor relations webpage at ir.lear.com. In addition, the conference call can be accessed by dialing 1-877-883-0383 (domestic) or 1-412-902-6506 (international) with Conference I.D. 0809356. The webcast replay will be available two hours following the call.

Non-GAAP Financial Information
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before equity income, interest, other expense, depreciation expense, amortization of intangible assets, restructuring costs and other special items” (adjusted EBITDA), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share) and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on certain disposals of assets and the non-service cost components of net periodic benefit cost. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted EBITDA, adjusted net income and adjusted earnings per share are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities.

Management also believes that these measures provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted EBITDA, adjusted net income, adjusted earnings per share and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies. Set forth below are reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts”, “targets” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the quarters ended March 29, 2025, June 28, 2025, and September 27, 2025, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, the impact of, and our ability to mitigate the effects of, U.S. or foreign policies regarding trade, including tariffs and export restrictions and any changes to tariffs or export restrictions, any resulting volume reductions or changes in vehicle production schedules by our customers, the duration and scope of any government shutdown and any other industry disruptions, supply chain disruptions, labor disruptions, unforeseen operational disruptions impacting our customers, commodity prices, changes in foreign exchange rates, the impact of restructuring actions and the Company's success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s core sales backlog. The Company’s core sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs and excludes the impact of non-core products winding down in our E-Systems business. The Company enters into contracts with its customers to provide production parts generally at the beginning of a vehicle’s life cycle. Typically, these contracts do not provide for a specified quantity of production, and many of these contracts may be terminated by the Company’s customers at any time. Therefore, these contracts do not represent firm orders. Further, the calculation of the core sales backlog does not reflect customer price reductions on existing or newly awarded programs. The core sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear Corporation
Lear Corporation (NYSE: LEA) is a global automotive leader in Seating and E-Systems. The company designs, manufactures, and delivers advanced technologies to the world’s major automakers. Building on more than 100 years of heritage, Lear is the largest U.S.-based automotive supplier, headquartered in Southfield, Michigan. Driven by a commitment to innovation, operational excellence, and sustainability, Lear’s global team of talented employees is shaping the future of mobility by developing solutions that enhance comfort, safety, and efficiency. More information is available at Lear.com.

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited; in millions, except per share amounts)

	Three Months Ended
	December 31, 2025	December 31, 2024
Net sales	$5,988.6	$5,714.6

Cost of sales	5,646.2	5,327.5
Selling, general and administrative expenses	182.5	166.6
Amortization of intangible assets	4.8	10.6
Interest expense	25.0	26.7
Other expense, net	17.3	24.3

Consolidated income before income taxes and equity in net income of affiliates	112.8	158.9
Income taxes	18.1	57.3
Equity in net income of affiliates	(11.6)	(12.9)

Consolidated net income	106.3	114.5
Net income attributable to noncontrolling interests	23.6	26.4

Net income attributable to Lear	$82.7	$88.1

Diluted net income per share attributable to Lear	$1.58	$1.61

Weighted average number of diluted shares outstanding	52.5	54.8

Lear Corporation and Subsidiaries
Condensed Consolidated Statements of Income
(In millions, except per share amounts)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Net sales	$23,259.1	$23,306.0

Cost of sales	21,754.7	21,666.7
Selling, general and administrative expenses	707.6	702.5
Amortization of intangible assets	19.5	49.1
Interest expense	100.8	106.2
Other expense, net	51.4	48.6

Consolidated income before income taxes and equity in net income of affiliates	625.1	732.9
Income taxes	150.0	191.1
Equity in net income of affiliates	(52.0)	(50.0)

Consolidated net income	527.1	591.8
Net income attributable to noncontrolling interests	90.3	85.2

Net income attributable to Lear	$436.8	$506.6

Diluted net income per share attributable to Lear	$8.15	$8.97

Weighted average number of diluted shares outstanding	53.6	56.5

Lear Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	December 31, 2025	December 31, 2024
ASSETS
Current:
Cash and cash equivalents	$1,033.0	$1,052.9
Accounts receivable	3,902.8	3,589.3
Inventories	1,693.2	1,601.1
Other	1,034.0	940.8
	7,663.0	7,184.1
Long-Term:
PP&E, net	2,913.1	2,833.4
Goodwill	1,777.8	1,699.2
Other	2,489.2	2,310.8
	7,180.1	6,843.4

Total Assets	$14,843.1	$14,027.5

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$27.9	$26.7
Accounts payable and drafts	3,416.5	3,250.5
Accrued liabilities	2,219.0	2,167.6
Current portion of long-term debt	3.7	2.2
	5,667.1	5,447.0
Long-Term:
Long-term debt	2,711.5	2,733.3
Other	1,263.5	1,246.2
	3,975.0	3,979.5

Equity	5,201.0	4,601.0

Total Liabilities and Equity	$14,843.1	$14,027.5

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2025	December 31, 2024
Net Sales
North America	$2,460.3	$2,317.3
Europe and Africa	2,038.5	1,980.5
Asia	1,257.5	1,203.3
South America	232.3	213.5
Total	$5,988.6	$5,714.6

Content per Vehicle [1]
North America	$661	$630
Europe and Africa	$454	$448

Free Cash Flow [2]
Net cash provided by operating activities	$475.9	$680.8
Capital expenditures	(194.8)	(192.1)
Free cash flow	$281.1	$488.7

Core Operating Earnings [2]
Net income attributable to Lear	$82.7	$88.1
Interest expense	25.0	26.7
Other expense, net	17.3	24.3
Income taxes	18.1	57.3
Equity in net income of affiliates	(11.6)	(12.9)
Net income attributable to noncontrolling interests	23.6	26.4
Restructuring costs and other special items -
Costs related to restructuring actions	98.1	42.7
Acquisition costs	(0.2)	0.1
Recoveries related to CrowdStrike Holdings, Inc.	—	(0.5)
Impairments (recoveries) related to Fisker, Inc., net	(0.1)	0.2
Impairments (recoveries) related to Russian operations, net	0.2	(0.2)
Other	5.5	5.5
Core operating earnings	$258.6	$257.7

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	December 31, 2025	December 31, 2024
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$82.7	$88.1
Restructuring costs and other special items -
Costs related to restructuring actions	98.1	33.0
Acquisition costs	(0.2)	0.1
Loss related to disposal of a non-core business	—	24.4
Recoveries related to CrowdStrike Holdings, Inc.	—	(0.5)
Impairments (recoveries) related to Fisker, Inc., net	(0.1)	0.2
Impairments (recoveries) related to Russian operations, net	0.2	(0.2)
Non-cash settlement loss on pension lump-sum payout	—	6.6
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	0.8	(1.5)
Loss related to affiliates, net	0.4	—
Other	4.8	7.7
Tax impact of special items and other net tax adjustments [3]	(7.5)	3.1
Adjusted net income attributable to Lear	$179.2	$161.0

Weighted average number of diluted shares outstanding	52.5	54.8

Diluted net income per share available to Lear common stockholders	$1.58	$1.61

Adjusted earnings per share	$3.41	$2.94

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Net Sales
North America	$9,809.4	$9,749.1
Europe and Africa	8,029.3	8,298.4
Asia	4,556.5	4,392.4
South America	863.9	866.1
Total	$23,259.1	$23,306.0

Content per Vehicle [1]
North America	$642	$631
Europe and Africa	$463	$471

Free Cash Flow [2]
Net cash provided by operating activities	$1,088.8	$1,120.1
Capital expenditures	(561.6)	(558.7)
Free cash flow	$527.2	$561.4

Estimated Impact of JLR Cyberattack
Sales	$(217)	$—
Core operating earnings	(54)	—

Core Operating Earnings [2]
Net income attributable to Lear	$436.8	$506.6
Interest expense	100.8	106.2
Other expense, net	51.4	48.6
Income taxes	150.0	191.1
Equity in net income of affiliates	(52.0)	(50.0)
Net income attributable to noncontrolling interests	90.3	85.2
Restructuring costs and other special items -
Costs related to restructuring actions	260.1	158.5
Acquisition costs	(0.1)	0.6
Disposal costs	0.7	—
Costs related to CrowdStrike Holdings, Inc.	—	3.2
Impairments (recoveries) related to Fisker, Inc., net	(1.1)	15.0
Recoveries related to Russian operations, net of costs	(1.2)	(1.7)
Other	26.2	32.8
Core operating earnings	$1,061.9	$1,096.1

Lear Corporation and Subsidiaries
Consolidated Supplemental Data
(continued)
(Unaudited; in millions, except content per vehicle and per share amounts)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$436.8	$506.6
Restructuring costs and other special items -
Cost related to restructuring actions	257.3	145.0
Acquisition costs	(0.1)	0.6
Loss related to disposal of a non-core business	2.7	24.4
Disposal costs	0.7	—
Debt refinancing	0.8	—
Costs related to CrowdStrike Holdings, Inc.	—	3.2
Impairments (recoveries) related to Fisker, Inc., net	(1.1)	15.0
Recoveries related to Russian operations, net of costs	(1.2)	(1.7)
Non-cash settlement loss on pension lump-sum payout	—	6.6
Foreign exchange (gains) losses due to foreign exchange rate volatility related to Russia	2.8	(2.0)
Loss related to affiliates, net	0.4	—
Other	20.8	39.7
Tax impact of special items and other net tax adjustments [3]	(33.8)	(24.6)
Adjusted net income attributable to Lear	$686.1	$712.8

Weighted average number of diluted shares outstanding	53.6	56.5

Diluted net income per share available to Lear common stockholders	$8.15	$8.97

Adjusted earnings per share	$12.80	$12.62

Diluted Shares Outstanding at End of Year [4]	51,673,998	54,195,858

[1] Content per Vehicle for 2024 has been updated to reflect actual production levels.

[2] See "Non-GAAP Financial Information" included in this press release.

[3] Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

[4] Calculated using stock price at end of year.

Lear Corporation and Subsidiaries
Segment Supplemental Data
(Unaudited; in millions, except margins)

	Three Months Ended
	December 31, 2025	December 31, 2024
Adjusted Segment Earnings

Seating
Net sales	$4,408.4	$4,185.7

Segment earnings	$211.0	$228.5
Costs related to restructuring actions	48.3	26.4
Recoveries related to CrowdStrike Holdings, Inc.	—	(0.5)
Impairments (recoveries) related to Russian operations, net	0.2	(0.2)
Other	3.5	2.8
Adjusted segment earnings	$263.0	$257.0

Segment margins	4.8%	5.5%

Adjusted segment margins	6.0%	6.1%

E-Systems
Net sales	$1,580.2	$1,528.9

Segment earnings	$34.5	$58.5
Costs related to restructuring actions	49.5	14.6
Impairments (recoveries) related to Fisker, Inc., net	(0.1)	0.2
Other	(0.2)	3.4
Adjusted segment earnings	$83.7	$76.7

Segment margins	2.2%	3.8%

Adjusted segment margins	5.3%	5.0%

Lear Corporation and Subsidiaries
Segment Supplemental Data
(continued)
(Unaudited; in millions, except margins)

	Twelve Months Ended
	December 31, 2025	December 31, 2024
Adjusted Segment Earnings

Seating
Net sales	$17,283.0	$17,222.1

Segment earnings	$948.8	$988.5
Costs related to restructuring actions	149.2	110.0
Costs related to CrowdStrike Holdings, Inc.	—	2.6
Impairments related to Fisker, Inc.	—	2.3
Recoveries related to Russian operations, net of costs	(1.2)	(1.7)
Other	6.0	13.8
Adjusted segment earnings	$1,102.8	$1,115.5

Segment margins	5.5%	5.7%

Adjusted segment margins	6.4%	6.5%

E-Systems
Net sales	$5,976.1	$6,083.9

Segment earnings	$186.2	$247.4
Costs related to restructuring actions	102.2	40.5
Costs related to CrowdStrike Holdings, Inc.	—	0.6
Impairments (recoveries) related to Fisker, Inc., net	(1.1)	12.7
Other	5.7	9.0
Adjusted segment earnings	$293.0	$310.2

Segment margins	3.1%	4.1%

Adjusted segment margins	4.9%	5.1%